Exhibit 32.1

CERTIFICATION

Each of the undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Vitran Corporation Inc., that, to his knowledge, the Quarterly Report of Vitran Corporation Inc. on Form 10-Q for the six months ended June 30, 2011, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of Vitran Corporation Inc.

Date:	July 26, 2011	By:	/s/ RICHARD E. GAETZ
Richard E. Gaetz President and Chief Executive Officer

		By:	/s/ SEAN P. WASHCHUK
Sean P. Washchuk Vice President Finance and Chief Financial Officer